Exhibit 99.1

El Capitan Precious Metals Executes Agreement with AuraSource for Sale of 600,000 Metric Tons of Head Ore and Hosts Shareholders at New Mexico Mine Site

October 05, 2016 07:15 AM Eastern Daylight Time

SCOTTSDALE, Ariz.--(BUSINESS WIRE)--El Capitan Precious Metals, Inc. (OTCQB: ECPN) announced that it has executed its agreement with AuraSource, Inc. (OTC Markets: ARAO) for the sale of up to 600,000 metric tons of head ore over the next 12 months. This agreement, as previously reported, is renewable for five additional, one-year terms.

The revenue to ECPN would be $180 million per year at a cost of approximately $30 per ton for mining and loading. The agreement is contingent upon Right of Way road access and AuraSource’s ability to secure its buyer and financing for the prepayments to El Capitan. The Company is confident it will be able to provide the road access required.

At the Shareholders’ Meeting in New Mexico last week, shareholders were presented with a description of the precious metals recovery process, including samples of the processed precious metals product.

The votes of those shareholders present at the meeting and those represented by proxy re-elected the entire slate of directors. The shareholders also authorized an additional 100 million shares of common stock and ratified the appointment of MaloneBailey LLP as the Company’s auditors.

The Shareholder Meeting included a trip to the mine site and approximately 80 shareholders saw, firsthand, the operations, the road, and the site that is producing the ore and concentrates. The feedback from those who attended the meeting expressed that the meeting was very informative.

About El Capitan Precious Metals, Inc.:

El Capitan Precious Metals, Inc. is a mining company based in Scottsdale, Arizona that is principally engaged in the mining of precious metals and other minerals. The Company’s primary asset is its wholly owned subsidiary El Capitan, Ltd., an Arizona corporation, which holds the 100% equity interest in the El Capitan property located near Capitan, New Mexico. www.elcapitanpmi.com

Forward-Looking Safe Harbor Statement:

The statements included in this press release concerning predictions of economic performance and management’s plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the expected completion, timing and results of metallurgical testing, interpretation of drill results, the geology, grade and continuity of mineral deposits, results of initial feasibility, pre-feasibility and feasibility studies and expectations with respect to the engaging in strategic transactions. All of such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Specifically, there can be no assurance regarding the timing and terms of any transaction involving the Company or its El Capitan property, or that such a transaction will be completed at all. In addition, there can be no assurance that periodic updates to the Company’s geological technical reports will support the Company’s prior claims regarding the metallurgical value and make-up of the ore on the New Mexico property. Additional risks and uncertainties affecting the Company include, but are not limited to, the possibility that future exploration, development, testing or mining results will not be consistent with past results and/or the Company’s expectations; discrepancies between different types of testing methods, some or all of which may not be industry standard; the ability to mine precious and other minerals on a cost effective basis; the Company’s ability to successfully complete contracts for the sale of its products; fluctuations in world market prices for the Company’s products; the Company’s ability to obtain and maintain regulatory approvals; the Company’s ability to obtain financing for continued operations and/or the commencement of mining activities on satisfactory terms; the Company’s ability to enter into and meet all the conditions to consummate contracts to sell its mining properties that it chooses to list for sale; and other risks and uncertainties described in the Company’s filings from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Contacts

El Capitan Precious Metals, Inc.
John F Stapleton, 480-440-1449